Exhibit 6.1

ESCROW AGREEMENT (Executed 5-1-2026)

This Escrow Agreement (this “Agreement”) is made as of 4-30-2025 by and among:

●	UNATION, Inc., a Delaware corporation (the “Company”),

●	COMER LAW FIRM (the “Escrow Agent”), and

●	The purchasers of securities in the Offering (each, an “Investor”, and collectively, the “Investors”).

1. Purpose

The purpose of this Agreement is to:

●	Establish an escrow arrangement for the receipt and holding of subscription funds in connection with the Company’s Regulation A+ offering (the “Offering”);

●	Provide for the safekeeping, administration, and disbursement of such funds; and

●	Ensure that funds are handled in accordance with applicable securities laws and the terms of the Offering.

2. Establishment of Escrow Account

The Escrow Agent shall establish and maintain a segregated, non-interest-bearing escrow account (the “Escrow Account”) in the name of:

●	“UNATION, Inc. – Reg A+ Escrow Account”

The Escrow Account shall be used solely for the purposes described in this Agreement.

3. Deposit of Funds

(a) All payments made by Investors in connection with subscriptions for securities shall be delivered directly to the Escrow Account.

(b) Acceptable forms of payment include:

●	ACH transfer

●	Wire transfer

●	Credit/debit card (if permitted)

●	Other methods approved by the Company and Escrow Agent

(c) The Escrow Agent shall have no obligation to accept funds that do not comply with agreed procedures.

4. Holding of Funds

(a) All funds received shall be held in the Escrow Account until:

●	The Company accepts or rejects the applicable subscription; and

●	The funds have cleared and are available for disbursement.

(b) The Escrow Agent shall not invest escrowed funds.

(c) The Escrow Agent shall not pay interest or other earnings on funds held in the Escrow Account.

5. Acceptance of Subscriptions

(a) Investors shall have no ownership or other rights in the Securities unless and until the subscription has been accepted by the Company.

(b) The Company shall have sole discretion to accept or reject any subscription, in whole or in part.

(c) A subscription shall not be deemed accepted until countersigned by the Company.

(d) The Escrow Agent shall rely exclusively upon written instructions from the Company regarding the acceptance or rejection of subscriptions.

6. Release of Funds to the Company

(a) The Escrow Agent shall release funds to the Company only upon receipt of written instructions from the Company confirming that the subscription has been accepted, and that the funds are cleared and available.

(b) Releases may occur on a rolling basis as subscriptions are accepted.

(c) The Escrow Agent may rely conclusively on such written instructions without independent verification.

(d) The Escrow Agent shall have no liability with respect to the timing of any acceptance, rejection, or release of funds.

7. Rejection of Subscriptions / Return of Funds

(a) If a subscription is rejected by the Company or the Offering is terminated, the Escrow Agent shall promptly return the applicable funds to the Investor.

(b) No interest shall be paid on returned funds.

(c) The Escrow Agent may rely on written instructions from the Company to process such returns.

8. Duties and Responsibilities of Escrow Agent

(a) The Escrow Agent shall:

●	Hold funds in safekeeping

●	Disburse funds only in accordance with this Agreement

●	Maintain records of deposits and disbursements

(b) The Escrow Agent shall not:

●	Be responsible for the performance of the Offering

●	Evaluate the merits of the Offering or the Securities

●	Determine the validity of any subscription

(c) The Escrow Agent acts solely as a ministerial agent and not as a fiduciary to any party.

9. Reliance; Indemnification

(a) The Escrow Agent may rely on:

●	Written instructions

●	Certificates

●	Documents believed to be genuine

(b) The Company agrees to indemnify and hold harmless the Escrow Agent from and against any losses, claims, damages, or expenses arising out of this Agreement, except in cases of:

●	Gross negligence

●	Willful misconduct

(c) The Escrow Agent shall not be required to take any action that it reasonably believes may expose it to liability.

10. Fees and Expenses

(a) The Escrow Agent shall be entitled to fees as agreed in a separate fee schedule.

(b) All fees and expenses shall be paid by the Company.

11. Termination

This Agreement shall terminate upon the earliest of:

●	Completion or termination of the Offering

●	Disbursement of all funds in the Escrow Account

●	Written agreement of the Company and Escrow Agent

12. Resignation and Replacement of Escrow Agent

(a) The Escrow Agent may resign upon [30] days’ written notice.

(b) The Company may appoint a successor escrow agent.

(c) Upon transfer, all funds shall be delivered to the successor agent.

13. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

14. Miscellaneous

●	This Agreement may be executed in counterparts

●	Electronic signatures shall be deemed valid

●	This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof

SIGNATURES

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Accepted by UNATION, INC.

By:	/s/ John J. Bartoletta
Name:	John J. Bartoletta
Title:	Authorized Officer

ESCROW AGENT
COMER LAW, P.A. (exact firm name)

By:	/s/ Kevin Comer
Name:	Kevin Comer
Title:	Managing Partner

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